Exhibit 23.1

Onestop Assurance PAC 10 Anson Road #21-14 International Plaza Singapore 079903 Email:contact@onestop-audit.com Website: www.onestop-audit.com Office Number: 6883 5647

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Registration Statement on Form S-1 of Hifortune Holdings Inc (the “Company”) of our report dated November 6, 2026, relating to the consolidated financial statements of Hifortune Holdings Inc, which appears in this Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Onestop Assurance PAC

Singapore

November 6, 2026